Exhibit 99.1

SOLO CUP COMPANY AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS
(unaudited, in millions)

	For the thirteen weeks ended		For the twenty-six weeks ended
	June 26, 2011	June 27, 2010	June 26, 2011	June 27, 2010
Net sales	$435.9	$419.2	$807.0	$764.1
Cost of goods sold	398.8	386.6	739.5	693.2
Gross profit	37.1	32.6	67.5	70.9
Selling, general and administrative expenses	36.0	40.8	71.6	75.6
(Gain) loss on asset disposals	(0.8)	1.0	(0.3)	2.0
Asset impairment	12.3	13.2	12.3	13.2
Operating loss	(10.4)	(22.4)	(16.1)	(19.9)
Interest expense, net	17.6	17.4	34.9	34.4
Foreign currency exchange loss, net	0.2	—	2.4	1.4
Gain from bargain purchase	—	(1.7)	—	(1.7)
Loss before income taxes	(28.2)	(38.1)	(53.4)	(54.0)
Income tax provision	0.9	1.7	1.0	2.2
Net loss	$(29.1)	$(39.8)	$(54.4)	$(56.2)

Reconciliation of net loss to EBITDA (non-GAAP measure)
	For the thirteen weeks ended		For the twenty-six weeks ended
	June 26, 2011	June 27, 2010	June 26, 2011	June 27, 2010
Net loss (1)	$(29.1)	$(39.8)	$(54.4)	$(56.2)
Interest expense, net	17.6	17.4	34.9	34.4
Income tax provision	0.9	1.7	1.0	2.2
Depreciation and amortization (excluding accelerated depreciation)	16.7	19.1	33.5	36.1
Accelerated depreciation	7.6	10.6	17.1	10.6
EBITDA (non-GAAP measure)	$13.7	$9.0	$32.1	$27.1

(1) Net loss includes the following items, which are listed here to provide information for purposes of additional analysis
	For the thirteen weeks ended		For the twenty-six weeks ended
	June 26, 2011	June 27, 2010	June 26, 2011	June 27, 2010
Plant closure and severance costs	$1.7	$6.5	$4.3	$6.5
Closed plant inefficiencies	4.2	—	7.2	—
Gain from bargain purchase	—	(1.7)	—	(1.7)
Asset impairment	12.3	13.2	12.3	13.2
(Gain) loss on asset disposals	(0.8)	1.0	(0.3)	2.0
Foreign currency exchange loss, net	0.2	—	2.4	1.4
Long-term incentive plan	(0.8)	0.2	(0.8)	—

SOLO CUP COMPANY AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
(unaudited, in millions)

	June 26, 2011	December 26, 2010
Assets
Cash and cash equivalents	$15.1	$21.5
Accounts receivable, net	143.5	120.7
Inventories	284.0	227.6
Deferred income taxes	5.4	13.1
Other current assets	40.6	25.8
Total current assets	488.6	408.7
Property, plant and equipment, net	365.6	429.1
Other assets	25.5	26.9
Total assets	879.7	864.7
Liabilities and Shareholder’s Deficit
Accounts payable	$96.5	$63.1
Accrued expenses	52.1	55.9
Current maturities of long-term debt	0.5	0.4
Other current liabilities	55.5	59.2
Total current liabilities	204.6	178.6
Long-term debt, net of current maturities	688.0	637.3
Deferred income taxes	7.1	14.9
Other liabilities	118.6	121.4
Total liabilities	1,018.3	952.2
Total shareholder’s deficit	(138.6)	(87.5)
Total liabilities and shareholder’s deficit	$879.7	$864.7

SOLO CUP COMPANY AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(unaudited, in millions)

	Twenty-six weeks ended
	June 26, 2011	June 27, 2010
Cash flows from operating activities
Net loss	$(54.4)	$(56.2)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	50.6	46.7
Deferred financing fee amortization	3.6	3.4
(Gain) loss on asset disposals	(0.3)	2.0
Gain from bargain purchase	—	(1.7)
Asset impairment	12.3	13.2
Deferred income taxes	(0.1)	(0.1)
Foreign currency exchange loss, net	2.4	1.4
Changes in operating assets and liabilities	(59.2)	(66.6)
Other, net	1.1	1.2
Net cash used in operating activities	(44.0)	(56.7)
Cash flows from investing activities
Proceeds from sale of property, plant and equipment	1.2	0.1
Purchases of property, plant and equipment	(13.9)	(31.3)
Business acquisition, net of cash acquired	—	(23.7)
Decrease in restricted cash	1.9	4.3
Other	(1.5)	—
Net cash used in investing activities	(12.3)	(50.6)
Cash flows from financing activities
Net borrowings under revolving credit facilities	50.2	100.2
Repayments of term notes	—	(0.4)
Repayments of other debt	(0.2)	(0.2)
Return of capital to parent	—	(0.1)
Debt issuance costs	—	(0.5)
Net cash provided by financing activities	50.0	99.0
Effect of exchange rate changes on cash	(0.1)	0.3
Net decrease in cash and cash equivalents	(6.4)	(8.0)
Cash and cash equivalents, beginning of period	21.5	30.0
Cash and cash equivalents, end of period	$15.1	$22.0